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                                  Confidential
    SECOND AMENDMENT TO AMENDED AND RESTATED INTERACTIVE MARKETING AGREEMENT
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         This Second Amendment to Amended and Restated Interactive Marketing
Agreement (this "Amendment"), dated as of April 1, 1999, is between (i) America Online, Inc. ("AOL"), a Delaware corporation, with offices at 22000 AOL Way, Dulles, Virginia 20166, and (ii) Provident Health Services, Inc., a Pennsylvania corporation ("PHI") and HealthAxis.com Inc., a Pennsylvania corporation ("HAI" and collectively with PHI, "Marketing Partner" or "MP"), each having offices at 2500 DeKalb Pike, Norristown, Pennsylvania 19404-0511. AOL and MP may be referred to individually as a "Party" and collectively as "Parties."

                                    RECITALS

         AOL and PHI entered into an Amended and Restated Interactive Marketing Agreement dated as of February 1, 1998 (as amended by the First Amendment to Amended and Restated Interactive Marketing Agreement, the "Agreement"). HAI is an affiliate of PHI and PHI assigned its rights under the Agreement to HAI. Capitalized terms used in this Amendment without other definition are defined as in the Agreement. In light of both parties' desire to amend certain terms of the Agreement, the parties hereby agree as follows:

                                      TERMS
1. The Agreement is amended to provide that references in the Agreement to "this Agreement" or "the Agreement" (including indirect references such as "hereunder," "hereby," "herein" and "hereof") shall be deemed to be references to the Agreement as amended by this Amendment.

2. Section 1.1 of the Agreement is amended to add the following sentence to the end thereof:


         "AOL shall use reasonable efforts to provide MP with placements within the CompuServe branded service and/or Netscape Netcenter Internet site, subject to availability, existing contractual relationships and AOL's business, programming and policy considerations."


3. The following is added to the end of Section 3 of the Agreement:

                  "Notwithstanding the foregoing or anything to the contrary in this Agreement:

                  "(d) MP acknowledges and agrees that the Personal Finance Web Center is controlled by Intuit and is not subject to AOL's exclusivity obligations for AOL.com."

4. The following sentence is added to the end of Section 1.2:

                  "For purposes of clarification, the Adjusted Coverage Rate shall never be greater than [o o o]."

5. Subparagraph (e) of Section 4.1.1 of the Agreement is deleted in its entirety and the following is inserted in lieu thereof:

                  "(e) [o o o] on or before the earlier to occur of (i) [o o o] after MP consummates a financing and (ii) [o o o].

6. Section 4.1.2 of the Agreement is deleted in its entirety and the following is inserted in lieu thereof:

         "4.1.2 Renewal Term. If MP exercises its right to renew this Agreement pursuant to Section 5.2.1, MP will pay AOL a guaranteed amount of [o o o]. Such payment shall be made in installments with installments in the following amounts due on or before each of the

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                  following dates: (a) [o o o] on or before [o o o]; (b) [o o o]
                  on or before [o o o]; (c) [o o o] on or before [o o o]; (d) [o
                  o o] on or before [o o o] and (e) [o o o] on or before [o o o]. Notwithstanding anything to the contrary in this Agreement, if any installment payable by MP pursuant to this
                  Section 4.1.2 is not paid by the due date for such installment, then, in addition to all other available remedies, all further payments under this Section 4.1.2 shall become immediately due and payable."

7. The threshold set forth in Section 4.2.1(a)(i) is changed from [o o o] to [o o o]; the threshold set forth in Section 4.2.1(a)(ii) is changed from [o o o] to [o o o]; the threshold set forth in Section 4.2.1(a)(iii) is changed from [o o o] to [o o o]; the threshold set forth in Section 4.2.1(a)(iv) is changed from [o o o] to [o o o]; and the dollar threshold set forth in Section 4.2.1(a)(v) is changed from [o o o] to [o o o]. Notwithstanding anything to the contrary in the Agreement, the Parties acknowledge and agree that MP's payment obligations under Section 4.2.1(b), Section 4.2.2 and Section 4.2.3 shall arise only upon satisfaction by MP of the revenue thresholds set forth in Section 4.2.1(a).

8. Section 5.2.1 of the Agreement is deleted in its entirety and the following is inserted in lieu thereof:

                  "5.2.1 By MP. Provided MP has fulfilled the requirements set forth on Schedule Y and MP continues to be in compliance with such requirements upon the expiration of the Initial Term, MP shall have the one-time right to renew this Agreement for an additional period of two (2) years and four (4) months (i.e., expiring May 31, 2002) (the "Renewal Term" and together with the Initial Term, the "Term") by giving AOL written notice of such election by not later than January 17, 2000. AOL shall have the right to conduct a quality audit prior to the expiration of the Initial Term to ascertain whether MP has fulfilled and continues to be in compliance with the requirements set forth on Schedule Y."

9. A new Section 5.2.3. is added to the Agreement as follows:

                  "5.2.3. Wind-Down Period. In the event MP does not elect to renew this Agreement as provided in Section 5.2.1, the Parties agree that there will be a four (4) month "wind-down" period beginning on February 1, 2000 and ending on May 31, 2000 (the "Wind-Down Period"). During the Wind-Down Period, MP shall continue to perform all of its obligations under this Agreement except that (a) there shall be no further fixed payment obligations and (b) MP shall continue to pay Administrative Fees and other revenue sharing amounts in accordance with Sections 4.2 and 4.3. During the Wind-Down Period, AOL shall have no further exclusivity obligations and AOL's sole obligation shall be to work together with MP to manage an orderly transition of the Affiliated MP Site from the AOL Network and both Parties agree that AOL Users will continue to have access to the Affiliated MP Site during the Wind-Down Period. For purposes of AOL's first extension right under Section 5.2.2, AOL is required to notify MP of its exercise thereof on or before March 31, 2000 and, if exercised, such extension term would commence upon the expiration of the Wind-Down Period."

10. Any Keyword Search Terms to be directed to the Affiliated MP Site shall be (i) subject to availability for use by MP and (ii) limited to the combination of the Keyword(TM)search modifier combined with a registered trademark of MP. AOL reserves the right to revoke at any time MP's use of any Keyword Search Terms which do not incorporate registered trademarks of MP. MP acknowledges that its utilization of a Keyword Search Term will not create in it, nor will it represent it has, any right, title or interest in or to such Keyword Search Term, other than the right, title and interest MP holds in MP's registered trademark independent of the Keyword Search Term. Without limiting the generality of the foregoing, MP will not: (a) attempt to register or otherwise obtain trademark or copyright protection in the Keyword Search Term; or (b) use the Keyword

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         Search Term, except for the purposes expressly required or permitted under this Agreement. This Section shall survive the completion, expiration, termination or cancellation of the Agreement. "Keyword Search Term" shall mean the Keyword(TM)online search terms made available on the AOL Service for use by AOL Members, combining AOL's Keyword(TM)online search modifier with a term or phrase specifically related to MP (and determined in accordance with the terms of this Agreement).

11. Subject to the prior consent of MP, which consent will not be unreasonably withheld, AOL will be entitled to establish navigational icons, links and pointers connecting the Affiliated MP Site (or portions thereof) with other content areas on or outside of the AOL Network. Additionally, in cases where an AOL User performs a search for MP through any search or navigational tool or mechanism that is accessible or available through the AOL Network (e.g., Promotions, Keyword Search Terms, or any other similar promotions or navigational tools), AOL shall have the right to direct such AOL User to the Affiliated MP Site, or any other MP Interactive Site determined by AOL in its reasonable discretion.

12. MP shall cooperate with AOL in connection with planning, scheduling and delivering the Promotions and Impressions under the Agreement, including without limitation by responding promptly to AOL's requests for information or feedback on the promotion plan and by causing MP's advertising agency to adhere to the terms of the Agreement and this paragraph. In general, AOL will use reasonable efforts to request MP's feedback on aspects of implementation of the carriage plan; provided, however, that all Impressions delivered by AOL in accordance with the Agreement shall count toward the Impressions commitment under the Agreement regardless of whether MP provides such feedback. In the event MP requests that Impressions be delivered in areas of the AOL Network not contemplated under the carriage plan and AOL elects, at its sole discretion, to accommodate such request, such Impressions shall be counted against the Impressions commitment under the Agreement at a value commensurate with the value of Impressions that appear in such areas of the AOL Network (so one Impression delivered in the requested area may count as more than one Impression against the Impressions commitment).

13. In consideration of and as a condition to AOL entering into this Amendment, MP hereby irrevocably waives all Claims against AOL and/or its affiliates, successors, assigns, directors, officers, agents and employees (collectively, the "AOL Parties") arising out of, or otherwise related to, the Agreement and forever releases the AOL Parties therefrom and further agrees not to make or assert any Claims against any AOL Party in connection with the Agreement. "Claims" shall mean any and all claims, suits, demands actions and rights, known or unknown, which arise or accrue on or before the date of this Amendment.

14. This Amendment does not, and shall not be construed to, modify any term or condition of the Agreement other than those specific terms and conditions expressly referenced in this Amendment. Except as herein provided, the Agreement shall remain unchanged and in full force and effect. In the event of any inconsistency or discrepancy between the Agreement and this Amendment, the terms and conditions set forth in this Amendment shall control. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.


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IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date first set forth above.


AMERICA ONLINE, INC.                            PROVIDENT HEALTH SERVICES, INC.


By: _______________________________             By: ___________________________

Print Name:  ______________________             Print Name:  __________________

Title: ____________________________             Title: ________________________



                                                HEALTHAXIS.COM INC.


                                                By: ___________________________

                                                Print Name:  __________________


                                                Title: ________________________



Issuer hereby guarantees payment and performance of all MP's obligations under the Agreement. In addition, by execution hereof, Issuer evidences its agreement to the terms of Section 6 of the Agreement.


PROVIDENT AMERICAN CORPORATION


By: _______________________________

Print Name:  ______________________


Title: ____________________________


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